UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 19, 2011
RailAmerica, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-32579	65-0328006

(Commission File Number)	(IRS Employer Identification No.)
7411 Fullerton Street, Suite 300, Jacksonville, Florida 32256
(Address of Principal Executive Offices) (Zip Code)
(800) 342-1131
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     RailAmerica, Inc. (“RailAmerica” or the “Company”) held its 2011 Annual Meeting of Stockholders on May 19, 2011. The following is a summary of the voting results from the meeting:
1.	The stockholders elected RailAmerica’s Class II directors (Joseph P. Adams, Jr. and Paul R. Goodwin) to the Board of Directors for three-year terms and until their successors are elected and qualified.

	Votes for	Votes withheld	Abstentions	Broker Non-Votes
Election of Joseph P. Adams, Jr.	48,381,121	810,316	0	1,882,714
Election of Paul R. Goodwin	48,538,741	652,696	0	1,882,714
2.	The stockholders ratified the appointment of Ernst & Young LLP as RailAmerica’s independent registered public accounting firm for fiscal year ending December 31, 2011.

	Votes for	Votes Against	Abstentions
Ratification of Independent Auditor	50,982,862	12,335	78,954
3.	The stockholders approved the compensation of the Company’s executive officers on an advisory basis.

	Votes for	Votes Against	Abstentions	Broker Non-Votes
Advisory Vote on Executive Compensation	48,543,792	522,363	125,282	1,882,714
4.	The stockholders recommended, on an advisory basis, that the advisory vote on the compensation of the Company’s executive officers should be held every three years.

	1 year	2 years	3 years	Abstentions	Broker Non-Votes
Frequency of Future Advisory Votes on Executive Compensation	14,143,795	64,710	34,398,159	584,773	1,882,714

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAILAMERICA, INC.
Date: May 23, 2011	By:	/s/ B. Clyde Preslar
		Name:	B. Clyde Preslar
		Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)